As filed with the Securities and Exchange Commission on March 12, 2004
                                                    Registration No. 333-111970
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                         CHARDAN CHINA ACQUISITION CORP.
             (Exact name of registrant as specified in its charter)

            Delaware                                       6770                                   20-0456115
 (State or other jurisdiction of               (Primary Standard Industrial                    (I.R.S. Employer
 incorporation or organization)                 Classification Code Number)                 Identification Number)
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                              777 South Highway 101
                                    Suite 215
                         Solana Beach, California 92075
                                 (858) 847-9000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              --------------------

                             Dr. Richard D. Propper
                              Chairman of the Board
                              777 South Highway 101
                                    Suite 215
                         Solana Beach, California 92075
                                 (858) 847-9000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              --------------------
                                   Copies to:

         David Alan Miller, Esq.                       Ralph W. Norton, Esq.
             Graubard Miller                            Davis & Gilbert LLP
             600 Third Avenue                              1740 Broadway
         New York, New York 10016                     New York, New York 10019
              (212) 818-8800                               (212) 468-4800
        (212) 818-8881 - Facsimile                   (212) 468-4888 - Facsimile
                              --------------------
         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As
soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

         If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. | |

         If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. | |

         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. |X|


         This Amendment No. 3 is being filed solely to re-file certain exhibits as a result of a change in the entity engaged to act as transfer agent, warrant agent, escrow agent and trustee in connection with the Registrant's initial public offering.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)  The following exhibits are filed as part of this Registration
Statement:

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

    Exhibit No.            Description
    -----------            -----------

         1.1               Form of Underwriting Agreement.

         1.2*              Form of Selected Dealers Agreement.

         3.1*              Certificate of Incorporation.

         3.2*              By-laws.

         4.1               Specimen Unit Certificate.

         4.2*              Specimen Common Stock Certificate.

         4.3               Specimen Warrant Certificate.

         4.4*              Form of Unit Purchase Option to be granted to Representative.

         4.5               Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

         5.1*              Opinion of Graubard Miller.

         10.1*             Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Dr. Richard D. Propper.

         10.2*             Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Kerry Jiangnan Huang.

         10.3*             Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Li Zhang.

         10.4*             Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Kerry Propper.

         10.5*             Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Michael Urbach.

         10.6*             Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Dan Beharry.

         10.7*             Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Steven Urbach.

         10.8*             Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Anthony D. Errico Jr.

         10.9              Form of Investment  Management Trust Agreement  between  Continental  Stock Transfer & Trust Company and the Registrant.

         10.10             Form of Stock Escrow Agreement  between the Registrant,  Continental  Stock Transfer & Trust Company and
                           the Initial Stockholders.

         10.11*            Form of Letter Agreement between Chardan Ventures LLC and Registrant regarding administrative support.

         10.12*            Promissory Note, dated December 29, 2003, in the principal amount of $60,000 issued to Kerry Propper.

         10.13*            Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.

         10.14*            Warrant Purchase Agreement among Dr. Richard D. Propper and EarlyBirdCapital, Inc.

         10.15*            Promissory Note, dated January 26, 2004, in the principal amount of $10,000 issued to Kerry Propper.

         10.16*            Letter  amendment  to Letter  Agreements  between the  Registrant,  EarlyBirdCapital,  Inc.  and each of
                           Dr. Richard D. Propper,  Jiangnan Huang, Li Zhang, Kerry Propper, Michael Urbach, Dan Beharry, Steven
                           Urbach and Anthony D. Errico Jr.

         23.1*             Consent of Goldstein Golub Kessler, LLP.

         23.2*             Consent of Graubard Miller (included in Exhibit 5.1).

         24*               Power of Attorney (included on signature page of this Registration Statement).

*Previously filed.
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                                     II-3

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solana Beach, State of California, on the 12th day of March, 2004.

                             CHARDAN CHINA ACQUISITION CORP.



                        By:  /s/ Richard D. Propper, M.D.
                             ----------------------------
                             Dr. Richard D. Propper
                             Chairman of the Board (Principal Executive Officer)



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
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

Name                                                             Position                            Date
----                                                             --------                            ----


/s/ Richard D. Propper, M.D.                     Chairman of the Board (Principal           March 12, 2004
----------------------------                     executive officer)
Dr. Richard D. Propper


/s/ Jiangnan Huang                               Chief Executive Officer and Director       March 12, 2004
------------------
Jiangnan Huang


/s/ Li Zhang                                     Chief Financial Officer (Principal         March 12, 2004
------------                                     financial and accounting officer) and
Li Zhang                                         Director


/s/ Kerry Propper                                Executive Vice President and               March 12, 2004
-----------------                                Director
Kerry Propper


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                                    II-4